Exhibit 5.1

Form of Kim & Chang Opinion

        , 2004

LG Philips LCD Co., Ltd.

17th Floor, West Tower, LG Twin Towers

20 Yeouido-dong, Yeongdeungpo-gu

Seoul, Korea

Ladies and Gentlemen:

We have acted as Korean counsel for LG Philips LCD Co., Ltd., a corporation with limited liability established under the laws of the Republic of Korea (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form F-1 (the “Registration Statement”) relating to the offering, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of shares of the Company’s common stock, par value Won 5,000 per share (the “Shares”).

We have reviewed the originals or copies, certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed (i) the genuineness of all signatures, stamps and seals, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof and (ii) that the statements in the official registries, records, certificates and any other documents issued by Korean court or governmental or regulatory agency or body are true and correct.

Based upon the foregoing, and subject to further qualifications set forth below, we are of the opinion that:

(a)	All outstanding Shares have been validly issued, fully paid and non-assessable; provided that in issuing our opinion regarding the valid issuance and full payment of the Shares, we have relied solely upon the company registry extracts regarding the Company issued by the Commercial Registry Office of Seoul District Court.

(b)	When the Shares to be issued by the Company as contemplated in the Registration Statement or pursuant to any registration statement related thereto filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act have been duly paid for by the purchasers thereof, such Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. This opinion is given with respect to the laws of Korea as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Korea.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference to this opinion in any registration statement relating thereto filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act, and to the reference to us under the heading “Legal Matters” in the Prospectus and any prospectus relating to any such other registration statement, without thereby admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission thereunder for the purpose of any part of the Registration Statement or such other registration statement, including the exhibit as which this opinion is filed.

Very truly yours,